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                                                              EXHIBIT 16.1

June 9, 1997

Securities and Exchange Commission

Mail Stop 9-5

450 Fifth Street, N.W.

Washington, D.C. 20549

RE: QuickLogic Corporation

Dear Sirs/Madams:

We have read and agree with the comments, as they pertain to us, relating to the change in independent accountants under the heading "Change in Accountants" in the QuickLogic Corporation's Registration Statement on Form S-1 expected to be filed with the Securities and Exchange Commission on or about June 9, 1997.

Yours truly,

/s/ Deloitte & Touche LLP